FOR IMMEDIATE RELEASE

Biotricity Files for its Second and Final FDA 510(k) to Bring Bioflux Solution to Market

REDWOOD CITY, CA – April 12, 2017 – Biotricity, Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, has filed for a second and final 510(k) for the hardware portion of its Bioflux solution with the U.S. Food and Drug Administration (FDA). Biotricity expects to receive a response from the FDA on its 510(k) submission by summer 2017. Biotricity has already received FDA approval for the software portion of its remote cardiac monitoring wearable.

This 510(k) is the final regulatory requirement needed for Biotricity to bring its Bioflux solution to the multi-billion dollar cardiac monitoring market. Biotricity’s flagship product, the Bioflux solution, combines a proprietary mobile ECG monitoring device and an ECG viewer software package. Together with an accredited 24 hour, 7 day per week, ECG monitoring facility, Bioflux enables physicians to remotely monitor and diagnose patients with cardiovascular disease and coronary heart disease by detecting arrhythmias.

Biotricity founder and CEO Waqaas Al-Siddiq commented, "The company is incredibly excited about reaching this key milestone. Submitting a 510(k) for our hardware is a very important step for the company as we prepare to commercialize our first medical solution. We believe significant opportunity exists for our remote patient monitoring solutions to gain traction in the rapidly expanding diagnostic and preventative healthcare markets.”

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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